Exhibit 2

                                                                January 5, 2004

Chun Holdings Ltd.,
c/o Orly Tsioni, Adv.
Yigal Arnon & Co.
1 Azrieli Center
Tel Aviv, Israel
----------------


Gentlemen:


         Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that Chun Holdings Ltd. ("Chun") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D and any amendments thereto in respect of ordinary shares of BVR Systems (1998) Ltd. purchased, owned or sold from time to time, directly or indirectly, by the undersigned.

         Chun is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13D or any amendments thereto.


                                Very truly yours,

                                Aeronautics Defense Systems Ltd.


                                  By: (Signed)
                                      -------------------------
                                      Name:   Avi Leumi
                                              -----------------
                                      Title:  Chief Executive Officer
                                              -----------------------



Agreed:       Chun Holdings Ltd.


              By:   (Signed)
                    -----------------------------
                    Name:   Aviv Tzidon
                            -------------------------------
                    Title:  Director
                            -------------------------------